UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2026

Apimeds Pharmaceuticals US, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42545	85-1099700
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Matawan Rd, Suite 325 Matawan, New Jersey	07747
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (848) 201-5010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	APUS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split and Charter Amendment set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2026, Apimeds Pharmaceuticals US, Inc., a Delaware corporation (the “Company”), filed a Certificate of Amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to (i) effect a one-for-ten (1-for-10) reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, and (ii) reduce the par value of the Company’s common stock from $0.01 per share to $0.001 per share. The Reverse Stock Split became effective as of 12:01 a.m. Eastern Time on July 24, 2026 (the “Effective Date”).

As previously disclosed, on December 1, 2025, the Company obtained approval of its stockholders holding a majority of the voting power of the Company’s outstanding capital stock, by written consent, to effect the Reverse Stock Split and the Charter Amendment. In connection with the stockholder approval, the Company filed and mailed an information statement to its stockholders pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended.

As a result of the Reverse Stock Split, at the Effective Date, every ten (10) shares of the Company’s issued and outstanding common stock were automatically combined into one (1) share of common stock, par value $0.001 per share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would otherwise have been entitled to receive a fractional share received one whole share of common stock in lieu thereof.

Immediately prior to the Reverse Stock Split, there were 15,091,180 shares of common stock issued and outstanding. Immediately following the Reverse Stock Split, there were 1,509,118 shares of common stock issued and outstanding. An additional 33,506 shares of common stock were subsequently issued to accommodate the rounding up of fractional shares at the beneficial holder level through the Depository Trust Company. The Reverse Stock Split did not change the number of authorized shares of common stock, which remains at 100,000,000 shares, or the number of authorized shares of preferred stock, which remains at 10,000,000 shares.

The Company’s common stock began trading on a split-adjusted basis on the NYSE American LLC under the symbol “APUS” at the open of trading on July 24, 2026. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 03771D201.

Proportionate adjustments were made to the number of shares of common stock underlying the Company’s outstanding equity awards and warrants, and to the exercise prices thereof.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Apimeds Pharmaceuticals US, Inc., dated July 23, 2026 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026)
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apimeds Pharmaceuticals US, Inc.

Date: September 22, 2026	By:	/s/ Dr. Vin Menon
	Name:	Dr. Vin Menon
	Title:	Co-Chief Executive Officer

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